Exhibit 99.2

Q1 2022 Investor Presentation T H E D I G I T A L A S S E T C O M P A N Y Q1 FY2022 Investor Presentation N A S D A Q : M I G I May 2022

Q1 2022 Investor Presentation 2 LEGAL DISCLAIMER Information contained herein is derived from various internal and external sources which are deemed reliable, but no representations or warranties are made by Company, or any of its affiliates, employees or representatives as to the accuracy or completeness of such information. The Company has not independently verified any of the information set forth in this Presentation. No representation is made as to the reasonableness of the assumptions within or the accuracy or completeness of any projections or modelling or any other information contained herein. Any data on past performance or modelling contained herein is not an indication as to future performance. The Company assumes no obligation to update the information in this Presentation. The information contained in this Presentation does not purport to contain all of the information that a prospective investor may desire. In all cases, interested parties should conduct their own investigation and analysis of Company and the information contained herein. Except as otherwise expressly indicated, this Presentation speaks as of the date hereof. The Company, does not undertake to update the information contained herein, correct any inaccuracies that may become apparent or provide the recipient with access to any additional evaluation material. The delivery of this Presentation does not imply that there has been no change in Company’s affairs after the date hereof. This Presentation is not a prospectus, disclosure document or offering document, and does not constitute an offer or invitation to apply for securities under any. In particular, this Presentation shall not form the basis of or be relied on in connection with any contract or commitment whatsoever. FORWARD LOOKING STATEMENTS/USE OF PROJECTIONS Statements made in this presentation include forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward - looking statements can be identified by the use of words as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” target,” or comparable terminology. All financial forecasts are forward - looking statements, are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. All forward - looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward - looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company's Annual Report on Form 10 - K filed with the SEC on March 21 2022, as may be supplemented or amended by future filings of the Company. The Company assumes no obligation to update or supplement forward - looking statements that become untrue because of subsequent events, new information or otherwise. More specifically, it is impossible to forecast what the price of bitcoin or the hash rate difficulty will be on any specific date, or when all the Company's miners are expected to be deployed. This presentation is for illustrative purposes only to provide the reader with an estimate of the Company's potential gross revenue, mining power and hosting costs, which might be attained if all miners were deployed as of a specific date and with certain parameters used, as set forth below. The parameters used were hash rates of 1.8 EH, 4.00 EH and 5.50 EH, Bitcoin price assumption of $40,000 and blended historical average power costs. NO OFFER OR SOLICITATION This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities. No offer, sale or solicitation of any securities shall be made in any jurisdiction in which such offer, sale or solicitation would be prohibited. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. INVESTOR NOTICES Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward - looking statements described under “Risk Factors” in our most recent SEC filings including our Annual Report on Form 10 - K filed with the SEC on March 21 2022. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Lastly, with the current worldwide situation caused by COVID - 19, there can be no assurances as to when we may see any long - term sustained recovery in the bitcoin market, and if so, whether any recovery might be significant. NON - GAAP FINANCIAL MEASURES T he Company utilizes a number of different financial measures, both GAAP and non - GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non - GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. While the Company uses non - GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non - GAAP financial measures to the readers of its financial information provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. Investors are cautioned that there are inherent limitations associated with the use non - GAAP financial measures as an analytical tool. In particular, non - GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non - GAAP financial measures differently than the Company does, limiting their usefulness as a comparative tool.

# Mawson at a glance

Focused on Bitcoin Self-Mining and Hosting Co-location services, Mawson's integrated model is based on a long term strategy to assist in the global transition to a digital and decarbonised society.

**ONLINE SELF-MINING HASH RATE**

1.8EH

Expected as at end May 2022

~**8** BTC produced per day [1]

**TARGET SELF-MINING HASH RATE**

4.00EH

Expected online **Q3 2022**

~**18** BTC produced per day [1]

**TARGET SELF-MINING HASH RATE**

5.50EH

Expected online early **Q1 2023**

~**24.5** BTC produced per day [1]

470MW [2]

Energy infrastructure capacity available for Bitcoin Mining

across all Bitcoin mining facilities

5 SITES

4 **USA** + 1 **AUS**

**Net Zero Carbon** [3]

Bitcoin mining & hosting

1. Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best case scenario. Annualised revenue is based on BTC USD$40k and difficulty as at 10 May 2022. Please see Coinwarz Bitcoin Mining Calculator at https://www.coinwarz.com/mining/bitcoin/calculator. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Mawson takes no responsibility for the accuracy of third party information, including websites. Online calculator excludes overheads and fees (except pool fees). The above information should be read in conjunction with the disclaimer on page. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining. 2. Approximately 116 megawatts (MW) is currently allocated to Mawson's Hosting Co-location customers, see slide 7 for further details. Contracted energy capacity delivery is not guaranteed and is subject to decreases in various circumstances such as times of high energy use. 3. 2020 carbon offset with carbon credits, 2021 carbon footprint assessment and offset underway.

Mawson Q1 2022 Investor Presentation 3

Headline Results

# Q1 FY2022



## Financial Highlights

| | | Δ (Q1 FY2021) |
|---|---|---|
| Revenue | $19.4M | +178% |
| Gross Profit | $11.0M | +138% |
| EBITDA (Non-GAAP) | $4.5M | +160% |
| Bitcoin produced from Self-Mining | 459 | +272% |

## Operational Highlights

| | |
|---|---|
| 80-Megawatt Sandersville, GA facility expansion approved to 230MW | 230MW (~7.5EH) |
| 100MW Hosting Co-location Agreement signed with Celsius Mining LLC | 100MW |
| 12MW Hosting Co-location Agreement signed with Foundry Digital LLC | 12MW |

## Strategic Highlights

| | |
|---|---|
| 5.5EH | Upgrade to Self-Mining Exahash Target by early Q1, 2023 |
| $20M | Debt facility secured with Celsius Network LLC |
| 120MW | New Bitcoin Mining Facility Signed in Texas, USA (subsequent to quarter end) |

Mawson

Q1 2022 Investor Presentation 4

Q1 2022 Investor Presentation 5 Q1 - 22 ($M) Q4 - 21 ($M) Δ ($M) ASSETS Cash and cash equivalents $5.8 $5.5 $0.3 Property and equipment, net $102.5 $76.9 $25.6 Equipment deposits $41.7 $51.4 ($9.7) Other Assets $16.0 $11.5 $4.5 Total Assets $166.0 $145.3 $20.7 Trade and other payables $14.0 $7.7 $6.3 Borrowings $43.0 $18.7 $24.3 Other Liabilities $5.1 $4.3 $0.8 Total Liabilities $62.1 $30.7 $31.4 Net Assets $103.9 $114.6 ($10.7) March 31, 2022 Balance Sheet 1 Q1 FY2022 Summary 1. Balance sheet presented in a non - GAAP basis. Please see slide 18 for reconciliation to statutory GAAP accounts per 10K. 4.6 5.6 8.4 15.8 11.0 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Gross Profit ($M) 1.7 1.6 2.9 10.0 4.5 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Non - GAAP EBITDA 7.0 5.9 10.9 19.5 19.4 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Revenues ($M)

# Mawson
# Self-Mining

| | May 2022 | Q3 2022 Target[1] | Δ | Q1 2023 Target[2] | Δ |
|---|---|---|---|---|---|
| Capacity (MW)[2] | 470 MW | 590 MW | +120 MW | 1,000 MW | +410 MW |
| Total Exahash (EH) Online | 1.8 EH | 4.0 EH | +2.2 EH | 5.50 EH | +1.5 EH |
| BTC Mining Production / day | 8.0 BTC /day[1] | 18.0 BTC /day[1] | +10.0 BTC | 24.5 BTC /day | +6.5 BTC |
| Annualised Revenue[1] | $116.8M | ~$262.8M | +$146.0M | ~$357.7M | +$94.9M |

**Mining Revenue** = $\frac{\text{Mawson Hashrate}}{\text{Network Hashrate}}$ X Block reward (6.25 BTC + TXN fees) X 52,560 Blocks per year X Bitcoin price

**Operating Costs** = [ ASIC Miner power consumption + Datacentre power usage ] X Power price + Other operating costs

1. Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best case scenario. Annualised revenue is based on BTC USD$40k and network difficulty as at 10 May 2022. Please see Coinwarz Bitcoin Mining Calculator at https://www.coinwarz.com/mining/bitcoin/calculator. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Mawson takes no responsibility for the accuracy of third party information, including websites. Online calculator excludes overheads and fees (except pool fees). The above information should be read in conjunction with the disclaimer on page. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining. 2. Approximately 116 megawatts (MW) is currently allocated to Mawson's Hosting Co-location customers, see slide 7 for further details.

Mawson Q1 2022 Investor Presentation 6

Q1 2022 Investor Presentation 7 Mawson Hosting Co - location May 2021 Target Q4 2022 1 Δ Target 2023 1 Δ Contracted Hosting Customers (MW) 116 MW 140 MW +24MW 220 MW +80MW Exahash (EH) Capacity 3.8 EH 4.6 EH +0.8EH 7.3 EH +2.7EH 1. Exahash capacity assumes installation of current generation ASIC Bitcoin Mining hardware including but not limited to Bitmain S19J Pro, MicroBT M30/1, Avalon A1246 assuming approximately 30 megawatt per 1 Exahash. Mawson leverages its surplus infrastructure capacity to generate an additional revenue stream, comprising hosting co - location services. Aerial view of Midland, Pennsylvania Bitcoin Mining Facility Expansion.

Q1 2022 Investor Presentation 8 Deployment Timeline (EH) Infrastructure First approach Focus on large scale power infrastructure and long term security Rapidly Increasing Self - Mining Hash Rate 1.10 EH January 2022 4.00 EH Target Q3 2022 +263% vs Jan 2022 5.50 EH Target early Q1 2023 1 +400% vs Jan 2022 Hash Rate Growth (EH) MIGI Actual Hash Rate (EH) MIGI Target Hash Rate (EH) 1. Please see our Risk Factors in our Annual Report on Form 10 - K filed March 21, 2022, under the Sub - Heading Risks Relating to Our Business and Management for important risks related to our Self - Mining Hash Rate. 6 5 4 3 2 1 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan 21 21 21 21 21 21 21 21 21 21 21 21 22 22 22 22 22 22 22 22 22 22 22 22 23

# Secure Energy Pipeline

### Energy Infrastructure underpins future growth

We focus on identifying stranded and distressed energy

**Over 1GW pipeline of energy projects**
Energy infrastructure capacity available for Bitcoin Mining currently 470MW

Proven history of efficient modular site development

**Future development pipeline**
Expansion of existing facilities, plus new site acquisitions



Lease term
Texas
USA
120MW
15 Years
Sandersville, GA
USA
230MW
26 Years
Midland, PA
USA
100MW
+200MW
15 Years
New South Wales
AUS
20MW
7 Years
Sharon, PA
USA
Capacity TBC
15 Years
Existing Capacity
Target Expansion
Pipeline Sites[1]
+1000MW

1. Pipeline sites refer to real estate sites with access to stranded and distressed energy that we have identified and are in various stages of commercial negotiations for purchase or lease.

Mawson
Q1 2022 Investor Presentation 9

Q1 2022 Investor Presentation 10 Secured Infrastructure Capacity Modular Data Center Units 1 2.5 MW / Unit 250+ Units 625 MW Transformer Units 1 2,500 kVa 160+ Units 400 MW Total capacity (Approx. 20 EH) Total capacity (Approx. 13 EH) 1. 2. As at 10 th May 2022. Please see our Risk Factors in our Annual Report on Form 10 - K filed March 21, 2022, under the Sub - Heading Risks Relating to Our Business and Management for important risks related to our Self - Mining Hash Rate. ASIC Bitcoin Mining Units 1 Latest generation bitcoin mining hardware 45,000+ Units contracted Target 4.00 EH Q3 2022 2 Target 5.50 EH Early Q1 2023 2

Q1 2022 Investor Presentation 11 Current Exahash Capacity Current MW capacity Future potential MW capacity Future potential Exahash Capacity Current Modular Data Centre Capacity Lease Term Tenancy Type Energy Mix Sharon, PA USA TBC TBC TBC TBC TBC 15 Years Long - term lease TBC Sandersville, GA USA 7.5 EH 230 MW TBC TBC 115 26 Years Long - term lease with option to buy ~75% carbon - free (carbon credits for balance) Texas USA 4.0 EH 120 MW TBC TBC 60 15 Years Long - term lease ~50% carbon - free (carbon credits for balance) Midland, PA USA 3.3 EH 100 MW +200 MW +6.6 EH 50 15 Years Long - term lease 100% carbon - free New South Wales AUS 0.4 EH 20 MW - - 10 7 Years Long - term lease 100% renewable Current Total 15.2 EH 1 470 MW - 21.8 EH 235 - - - Compelling Bitcoin Mining Facility Metrics 1. Exahash capacity assumes installation of current generation ASIC Bitcoin Mining hardware including but not limited to Bitmain S19J Pro, MicroBT M30/1, Avalon A1246 assuming approximately 30 megawatt per 1 Exahash.

# Mawson's Infrastructure First Approach

## 1 Strict ROIC assessment of sites

- High quality, stable and supportive jurisdictions
- Selection of sites with stranded/under-utilised energy especially in regional areas
- Target low cost of energy across global portfolio

## 2 Modular Data Centre (MDC) IP

- Design allows for rapid deployment in most climates
- One of the lowest costs of deployment in the industry
- Flexibility to rapidly re-deploy equipment across facilities

## 3 Long-term agreements

- Secured long-term agreements for key sites

| | |
|---|---|
| Sharon, PA USA | 15 Years |
| Georgia, USA | 26 Years |
| Midland, PA USA | 15 Years |
| New South Wales, AUS | 7 Years |
| Texas, USA | 15 Years |

## 4 ESG & Social Impact focus

- Target sites that satisfy a Net Zero Carbon 2030 strategy
- Site criteria includes targeting non-carbon emitting energy mix greater than 75%
- Deep community engagement to win local support / social licence to operate
- Dedicated carbon offset program: demonstrated contribution to major projects


Mawson



Q1 2022 Investor Presentation 12

# ESG Focus

## Net Zero Carbon

**22,277**

Tonnes of $C0_2$ Offsets purchased in 2020, 2021 carbon footprint being assessed/offset

**~75%**

Sustainable / non-carbon emitting energy mix

**100,000**

Trees Planted by the end of 2022

## Socially Engaged

### Georgia, USA

- Platinum sponsor of School Athletics Programs
- Mawson Group Academic Scholarship
- Mawson and Brentwood School Career Pathways Program
- Christmas Tree giveaway
- Washington County Regional Medical Centre

### Pennsylvania, USA

- Mawson supporter of Buhl Park (community park)
- Community College Beaver County Scholarship Program
- Lincoln Park Performing Arts Centre Supporter
- Beaver Falls Park sponsorship
- Heritage Valley Health System Supporter

### New South Wales, AUS

- Major sponsor of Far North Coast Men's/Women's/Junior Rugby Union

## Governance Framework

A responsible, accountable and ethical approach to corporate governance underpins the way we do business.

- Independent Board of Directors
- Code of Ethics and Business Conduct
- Audit & Remuneration Committee

Mawson

Q1 2022 Investor Presentation 13

Q1 2022 Investor Presentation 14 Highly experienced Management & Board Greg Martin Independent Non - Executive Chair 25 years with AGL Energy (AGL.ASX), Australia’s largest energy generator/retailer, 5 years as CEO and Managing Director James Manning Founder & CEO 15 years management experience across technology, accounting, logistics, property development Michael Hughes Independent Non - Exec Director 30 years experience across financial services. Previous Commercial Director of Sealink Travel Group (SLK.ASX) Yossi Keret Independent Non - Exec Director 25 years experience in public markets, having served as CFO of numerous public and private companies on the NASDAQ and ASX Board Hetal Majithia Chief Financial Officer 10 years’ experience as a chartered accountant, having worked previously at PwC and KPMG in Australia and the UK Liam Wilson Chief Operating Officer 16 years experience in senior operational management roles across multiple industries Nick Hughes - Jones Chief Commercial Officer 15 years experience in financial markets and funds management Craig Hibbard Chief Development Officer 15 years’ experience in business leadership and delivery of major projects Key employees Tom Hughes General Counsel 15 years’ legal experience across technology, banking and asset management, formerly with Macquarie Bank, ANZ Bank and HUB24 Heath Donald Chief Marketing Officer 20 years’ experience across technology, communications and marketing, primarily in the telecommunications and IT industries

# Mawson Innovation

## Luna Squares

### Bitcoin & HPC hosting co-location services

Mawson's subsidiary, Luna Squares LLC, provides hosting co-location services at our Georgia and Pennsylvania facilities. Luna Squares currently serves customers with ~116MW of hosting co-location agreements in place, plus a healthy pipeline of potential new customers.

## COSMOS ASSET MANAGEMENT

### The Cosmos Global Digital Miners Access ETF 'DIGA'

The Cosmos Global Digital Miners Access ETF launched in Australia in October 2021.

### Strategic Partnership with Purpose Investments Inc

Cosmos Asset Management has partnered with ~$14BN in AUM global asset manager, Purpose Investments Inc.

### The Cosmos-Purpose Bitcoin Access ETF 'CBTC'

The Cosmos-Purpose Bitcoin Access ETF launched in Australia in May 2022.



Mawson
Q1 2022 Investor Presentation 15

Q1 2022 Investor Presentation 16 Ticker NASDAQ:MIGI Share price $3.37 Shares outstanding 71,585,295 $241M Market capitalisation Mawson Register 76% 24% Based on share price as at 10 May, 2022 Board and Management 24% External Investors 76% High Insider ownership

# Mawson Infrastructure Group
## A strong platform for sustainable growth

### Rapid Growth and Scale

+400% targeted operational growth from Jan 2022 to early Q1 2023

**1.10** EH in Jan 2022
**4.00** EH Q3 2022
**5.50** EH in early Q1 2023[3]

### Infrastructure First Approach

Owner/Operator of Bitcoin Self-Mining, Hosting Co-location Facilities, and Modular Data Centres (MDC)

**5 Secured Locations**
4 USA sites
1 AUS site

### Sustainable Bitcoin Mining

Net Zero Carbon
Bitcoin Mining/Hosting [1]

### Strategic Relationships

Quinbrook Infrastructure Partners
Purpose Investments, Inc
Celsius Mining LLC
Canaan Inc
Foundry Digital LLC

### Lowest quartile operator - Large revenue opportunity

Low costs of deployment per megawatt and costs of production

~$15BN bitcoin mining revenue in 2021[2]

### High insider ownership

~24% owned by directors and senior management

1. 2020 carbon offset with carbon credits, 2021 carbon footprint currently being assessed/offset. 2. https://www.prnewswire.com/news-releases/bitcoin-miners-revenue-rose-206-in-2021-301482452.html. 3. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining Hash Rate.

Mawson
Q1 2022 Investor Presentation 17

Q1 2022 Investor Presentation 18 Reconciliation of Non - GAAP Metrics Q1 Balance Sheet Net loss (GAAP) ($11.6) Net other expenses 1 $1.9 Depreciation & amortisation 2 $13.8 Share Based Payments 3 $0.4 EBITDA (Non - GAAP) $4.5 1. Adjustments for – realised and unrealized gains and losses, non - operating income/(expense), share of associates accounted for using the equity method and tax. 2. Reverses out accelerated depreciation effect 3. Reverses out share - based payments 4. Rounding to millions Q1 EBITDA + Gross Profit Slide 4 identifies some non - GAAP financial metrics, which require reconciliation to the statutory GAAP numbers. We set them out as follows: Slide 5 identifies some non - GAAP financial metrics, which require reconciliation to the statutory GAAP numbers. We set them out as follows: Revenue $19.4 Less Cost of Revenues ($8.4) GROSS PROFIT (GP) $11.0 Assets Cash and cash equivalents Cash $5.8M Property and equipment, net $102.5M Equipment deposits $41.7M Other Assets Trade and other receivables $11.0M Right of use assets $4.7M Marketable securities $0.3M Total Assets $166.0M Liabilities Trade and other payables $14.0M Borrowings $43.0M Other Liabilities Lease liability $5.1M Total Liabilities $62.1M

Q1 2022 Investor Presentation Investor Relations Brett Mass Hayden IR mawson@haydenir.com Head Office Level 5, 97 Pacific Highway North Sydney, NSW Australia info@mawsoninc.com